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FOR IMMEDIATE RELEASE                                                     PAGE 1

Contact:  Daniel J. Johnston
          United Industries Corporation
          (314) 427-0780



                   UNITED INDUSTRIES AND SCHULTZ COMPANY MERGE

       COMPLEMENTARY BRANDS STRENGTHEN DISTRIBUTION AND SALES POSITIONING

ST. LOUIS, May 9, 2002 - United Industries Corporation (United), the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden and insect control markets in the United States, today announced that it has merged with Schultz Company. Also based in St. Louis, MO, Schultz Company is well respected as an innovative and rapidly growing consumer lawn and garden company. The Schultz(R) brand portfolio -- which currently focuses on consumer garden fertilizers, organic growing media and outdoor living -- includes, Schultz(R) plant foods and potting soils, Expert Gardener(R) fertilizers and controls, Multi Cote(R) plant foods and a new line of natural plant care products under the Garden Safe(R) brand. Schultz also holds exclusive agreements to manufacture or supply gardening and outdoor living products for certain of the largest retailers in the mass merchandise and home center channels. The combined company is expected to have annualized top-line sales approaching $600 million.

Bob Caulk, United's Chairman and CEO stated, "Schultz Company brands, combined with their channel strength, complement perfectly United's strategic position and our proven business model, including superior retail execution, focused marketing and operational excellence. This combination will strengthen our retail presence and expand our product portfolio specifically in consumer soils, garden fertilizers, and the emerging naturals and outdoor living segments. Importantly, the Schultz Company management team, led by Steve Schultz, and the intellectual equity that they possess, will provide invaluable continuity and business stewardship as part of the new United Industries team."

According to Steve Schultz, CEO and President of Schultz Company, "For over 50 years, we have fueled profitable growth by providing gardeners with a wide variety of high-quality plant care products. Our momentum is now strengthened by the impressive product portfolio and significant market presence of United Industries. To say that our brands' future is bright is truly an understatement. I am quite pleased, personally, to build upon what Schultz has established and to be part of the management team at United."

Caulk continued, "Our retail partners rightfully demand from suppliers quality products with compelling consumer value. Today, retail success also means balancing `in-stock' positions with strong product `turns' and return on investment. These requirements parallel and complement United's business model that focuses on strong retail execution and retailer profitability. The Schultz brands fit perfectly into our existing vendor management proposition and provide an expanded product platform to leverage what we do well. We also are pleased to bolster United's strengths with the industry-leading packaging, marketing and design capabilities within Schultz."

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FOR IMMEDIATE RELEASE                                                     PAGE 2


United is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States. The company offers one of the broadest lines in the industry under a variety of brand names including Spectracide(R), Spectracide(R) Triazicide(TM) Spectracide(R) Terminate(TM), Hot Shot(R), Cutter(R), Sta-Green(R), Vigoro(R), Bandini(R), Peters(R), Real-Kill(R), No-Pest(R), and Best(R).

Certain matters discussed in this news release, with the exception of historical matters, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934 which involves risks and uncertainties. These forward-looking statements are based on the Company's current expectations. Actual results may differ materially from these statements as a result of changes in external competitive market factors, unanticipated changes in the Company's industry, or the economy in general, as well as various other factors, including weather patterns. The Company does not undertake any obligation to update or revise forward-looking statements made by or on its behalf, whether as a result of new information, future events or otherwise.

Bloomberg: 14496Z

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